Exhibit 99.1

FOR IMMEDIATE RELEASE:

Business/Real Estate/Retail/Cannabis/New Jersey

Zoned Properties Closes Over $50 Million in Commercial Real Estate Transactions

For Clients & Property Investors in Highly Regulated Industries

Direct Transactions in Competitive Cannabis Markets with

National Brokerage Partners in over Five States

Scottsdale, Ariz.– April 12, 2022 – Zoned Properties®, Inc. (the “Company” or “Zoned Properties”) (OTCQB: ZDPY), a leading real estate development firm with advisory and brokerage services for emerging and highly regulated industries including legalized cannabis, today announced plans to expand its brokerage services across the U.S. to all major and upcoming cannabis markets.

Headquartered in the Southwest, Zoned Properties has created a symbiotic relationship with East Coast real estate powerhouse, RIPCO Real Estate (“RIPCO”). As the leading independent retail brokerage in the New York metropolitan area, RIPCO’s services include leasing, investment sales, property management, and debt and structured finance. RIPCO recently announced its growth into the cannabis industry with lease transactions for cannabis companies in New York, New Jersey, and Connecticut. This ideal partnership will allow both firms to assist clients in expanding their cannabis business from coast to coast as the future of legalized cannabis grows.

Most recently, the Zoned Properties team has been working with New York and New Jersey clients to secure real estate for the cannabis license lottery.

“New Jersey and New York are poised to make a significant industry impact as two of the largest east coast markets to legalize. We’re thrilled to offer our industry-leading real estate expertise to new and established cannabis operators looking to capitalize in these states,” stated Berekk Blackwell, Chief Operating Officer at Zoned Properties.

Zoned Properties reached a new company milestones in 2021, with the launch of its internal brokerage division. The company successfully completed multi-million dollar deals for commercial property tenants and landlords invested in compliant cannabis real estate projects.

Since inception of its licensed brokerage in June of 2021, the Zoned Properties team has:

●      Closed over $50 million worth of real estate transactions for brokerage clients and has engaged with clients to list over 300,000 square feet of commercial real estate for cannabis dispensaries, cultivation, processing, and warehouse facilities.

●      Successfully identified over 100 cannabis zoned properties nationally and helped clients close cannabis real estate transactions in Arizona, New Mexico, Ohio, and New Jersey.

“Our integrative real estate approach and services help clients mitigate risk in the complex cannabis landscape. Nearly 40,000 local governing bodies control where regulated cannabis projects can be located. Having a team who understands the nuances of community zoning and permitting regulations is essential to a successful real estate transaction in this industry,” explained Patrick Moroney, Director of Real Estate at Zoned Properties.

Zoned Properties’ unique positioning and expertise provides more than just commercial real estate tools with its brokerage team to leverage for its clients. This full spectrum of integrated growth services to support its real estate development and investment model includes Advisory Services, Brokerage Services, Franchise Services, and PropTech Data Services. Each of these services cross-pollinate within the model to drive project value associated with complex real estate projects. With national experience and a team of experts devoted to the emerging cannabis industry, Zoned Properties is addressing the specific needs of a modern market in highly regulated industries.

To learn more about Zoned Properties and its extensive commercial real estate services, visit www.zonedproperties.com.

About Zoned Properties, Inc. (OTCQB: ZDPY):

Zoned Properties is a leading real estate development firm for emerging and highly regulated industries, including regulated cannabis. The company is redefining the approach to commercial real estate investment through its integrated growth services.

Headquartered in Scottsdale, Arizona, Zoned Properties has developed a full spectrum of integrated growth services to support its real estate development and investment model; Advisory Services, Brokerage Services, Franchise Services, and PropTech Data Services each cross-pollinate within the model to drive project value associated with complex real estate projects. With national experience and a team of experts devoted to the emerging cannabis industry, Zoned Properties is addressing the specific needs of a modern market in highly regulated industries.

Zoned Properties is an accredited member of the Better Business Bureau, the U.S. Green Building Council, and the Forbes Real Estate Council. Zoned Properties does not grow, harvest, sell or distribute cannabis or any substances regulated under United States law such as the Controlled Substance Act of 1970, as amended (the “CSA”). Zoned Properties corporate headquarters are located at 8360 E. Raintree Drive Suite #230, Scottsdale, AZ 85260. For more information, call 877-360-8839 or visitwww.ZonedProperties.com.

Twitter: @ZonedProperties

LinkedIn: @ZonedProperties

Safe Harbor Statement

This press release contains forward-looking statements. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as "believe," "expect," "anticipate," "plan," "potential," "continue" or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company's filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company's control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Media Relations

Proven Media

Neko Catanzaro

Tel (401) 484-4980

neko@provenmediaservices.com

Investor Relations

Zoned Properties, Inc.

Bryan McLaren

Tel (877) 360-8839

Investors@zonedproperties.com

www.zonedproperties.com